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Exhibit 99.1

Osmonics, Inc.
Special Meeting Of Shareholders
to be Held on Wednesday, February 26, 2003
10:00 a.m.

Osmonics, Inc.
5951 Clearwater Drive
Minnetonka, MN 55343-8995

5951 Clearwater Drive Minnetonka, MN 55343-8995	PROXY

This proxy is solicited by the Board of Directors of Osmonics, Inc.

        The undersigned, a shareholder of Osmonics, Inc., hereby appoints Edward J. Fierko and Keith B. Robinson, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of the Shareholders of Osmonics, Inc. to be held at Osmonics, Inc., 5951 Clearwater Drive, Minnetonka, Minnesota 55343-8995 at 10:00 a.m. on February 26, 2003, and at any adjournments or postponements thereof (the "Special Meeting"), upon matters set forth on the reverse side, and, in their discretion, on all other matters that may properly come before the Special Meeting, with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Proxy Statement relating to the Special Meeting.

        This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is given, this proxy will be voted for adoption of the Agreement and Plan of Merger, dated as of November 3, 2002, by and among General Electric Company, Oasis Acquisition, Inc., and Osmonics, Inc., and the merger contemplated thereby.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Osmonics, Inc., c/o Wells Fargo Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

-Please detach here-
--------------------------------------------------------

The Osmonics board of directors recommends a vote FOR item 1.

1.
Adoption of the Agreement and Plan of Merger, dated as of November 3, 2002, by and among General Electric Company, Oasis Acquisition, Inc., and Osmonics, Inc., and the merger contemplated thereby.

☐ For	☐ Against	☐ Abstain

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box ☐
Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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  Exhibit 99.1